Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES SECOND

QUARTER FISCAL YEAR 2016 RESULTS

HERNDON, VA., May 10, 2016 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its second quarter of fiscal year 2016, which ended April 1, 2016.

In its second quarter of fiscal year 2016, Learning Tree reported revenues of $18.7 million, loss from continuing operations before income taxes of $5.3 million, and a net loss of $5.4 million, or $(0.41) per share. These results compare with revenues of $22.2 million, loss from continuing operations before income taxes of $4.8 million, loss from discontinued operations of $3.0 million, and a net loss of $7.9 million, or $(0.60) per share, in Learning Tree’s second quarter of fiscal year 2015. As previously reported, on March 3, 2015, Learning Tree completed the sale of its subsidiary in France, Learning Tree International S.A., to Educinvest SPRL. Historical Condensed Consolidated Statement of Operations results for fiscal year 2015 for Learning Tree France have been reclassified as discontinued operations in the tables presented below.

“We are continuing to examine all facets of our business” stated Richard Spires, the Chief Executive Officer of Learning Tree. “To address the declines in revenues, we are working to implement new sales and marketing approaches to attract new customers and those previous customers who have not trained with us in the past few years. We recognize the imperative to improve the financial performance of Learning Tree, with the objective of returning the Company to a growing and profitable business while maintaining the quality of our training and professional development services.”

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the second quarter of fiscal year 2016 and outlook for the third quarter of fiscal year 2016 at 4:30 p.m. ET, May 10, 2016. To participate, call (888) 339-2688 or +1 (617) 847-3007 (International Callers) and enter pass code: 674 728 63 at least five minutes before 4:30pm (ET) / 1:30pm (PT) on Tuesday, May 10, 2016; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call is available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Quarterly Report on Form 10-Q for our second quarter of fiscal year 2016 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Established in 1974, Learning Tree International is a leading provider of IT training and management training to business and government organizations worldwide. In addition, Learning Tree provides IT Workforce Optimization Solutions – a modern approach that improves the adoption of skills and accelerates the implementation of technical and business processes required to improve IT service delivery.

To support both business and government organizations in their workforce optimization efforts, Learning Tree develops structured learning paths prior to training, and provides implementation services that extend the value of training long after a training event has concluded. These custom services include: needs assessments, skill gaps analyses, blended learning solutions, and project acceleration/process implementation workshops.

Over 2.4 million IT professionals have enhanced their knowledge, skills and abilities from Learning Tree's hands-on instructor-led training by accessing a broad, proprietary library of courses on topics including: web development, cyber security, project management, Agile and best practice adoption, operating systems, database administration and programming, networking, cloud computing, big data, software design and development, business intelligence, activity-based intelligence, leadership, management and business skills, and more. Courses are offered at Learning Tree Education Centers around the world, on-site at client facilities, and live, online using AnyWare™ — Learning Tree's superior, web-based attendance platform.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Connect with us on Facebook, LinkedIn, Twitter, Google+ or YouTube

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: risks associated with the timely development, introduction, and customer acceptance of Learning Tree's courses; competition; international operations, including currency fluctuations; changing economic and market conditions; technology development and new technology introduction; a majority of our outstanding common stock is beneficially owned by our chairman and his spouse; efficient delivery and scheduling of Learning Tree's courses; intellectual property, including having to defend potential infringement claims; risks associated with cyber security; adverse weather conditions, strikes, acts of war or terrorism and other external events; and attracting and retaining qualified personnel. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2015 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

# # #

Release Summary: Learning Tree International announced today its revenues and results of operations for its second quarter of fiscal year 2016, which ended April 1, 2016.

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1,	April 3,	April 1,	April 3,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$18,688	$22,152	$38,819	$46,552
Cost of revenues	12,659	13,962	24,513	27,688
Gross profit	6,029	8,190	14,306	18,864

Operating expenses:
Course development	1,322	2,111	2,636	3,820
Sales and marketing	4,890	6,080	9,509	11,612
General and administrative	5,044	4,991	9,658	9,855
Total operating expenses	11,256	13,182	21,803	25,287

Loss from operations	(5,227)	(4,992)	(7,497)	(6,423)
Other income (expense), net	(85)	166	(9)	387
Loss from continuing operations before income taxes	(5,312)	(4,826)	(7,506)	(6,036)
Provision for income tax	59	52	144	210

Loss from continuing operations	(5,371)	(4,878)	(7,650)	(6,246)

Loss from discontinued operations, net of tax	-	(482)	-	(264)
Loss on disposal of discontinued segment	-	(2,501)	-	(2,501)

Loss from discontinued operations, net of tax	-	(2,983)	-	(2,765)

Net loss	$(5,371)	$(7,861)	$(7,650)	$(9,011)

Loss per share basic and diluted:
Continuing operations	$(0.41)	$(0.37)	$(0.58)	$(0.47)
Discontinued operations	-	(0.23)	-	(0.21)
Basic and diluted loss per share	$(0.41)	$(0.60)	$(0.58)	$(0.68)

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	April 1,	October 2,
	2016	2015
	(unaudited)

Cash and cash equivalents	$10,769	$17,936
Trade accounts receivable, net	8,893	10,475
Prepaid expenses and other	5,555	5,018
Total current assets	25,217	33,429
Depreciable assets, net and other	10,614	10,492
Total assets	$35,831	$43,921

Accounts payable and accrued liabilities	$10,135	$12,409
Deferred revenues	22,912	22,909
Total current liabilities	33,047	35,318
Other long term liabilities	7,432	5,556
Total liabilities	40,479	40,874

Stockholders' (deficit) equity	(4,648)	3,047
Total liabilities and stockholders' (deficit)equity	$35,831	$43,921